As Filed with the Securities and Exchange Commission on May 11, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GUITAR CENTER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4600862
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5795 Lindero Canyon Road

Westlake Village, California  91362

(Address of Principal Executive Offices including Zip Code)

THE 2004 GUITAR CENTER, INC.

INCENTIVE STOCK AWARD PLAN

(Full title of the Plan)

Bruce Ross Executive Vice President and Chief Financial Officer Guitar Center, Inc. 5795 Lindero Canyon Road Westlake Village, California 91362 (818) 735-8800	Copy to: Anthony J. Richmond, Esq. Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	700,000	$48.22	$33,754,000	$3,973

(1)   This registration statement shall also cover any additional shares of common stock which become issuable under The 2004 Guitar Center, Inc. Incentive Stock Award Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Company’s Common Stock.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 700,000 shares registered hereunder (based on the average ($48.22) of the high ($49.55) and low ($46.88) prices for the Company’s Common Stock reported by the Nasdaq National Market on May 4, 2005).

Proposed sales to take place as soon after the effective date of the Registration Statement as options or other rights granted under the Plan are exercised.

REGISTRATION OF ADDITIONAL SECURITIES

Guitar Center, Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-8 filed April 29, 2004 (File No. 333-115004) relating to 1,400,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under the Plan, and the contents of such prior registration statement are incorporated by reference in this Registration Statement.  The Registrant is hereby registering an additional 700,000 shares of Common Stock issuable under the Plan, none of which has been issued as of the date of this Registration Statement.

Item 8.  Exhibits

See Index to Exhibits immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 11th day of May, 2005.

GUITAR CENTER, INC.,
a Delaware corporation

By:	/s/ Bruce Ross
Bruce Ross
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marty Albertson, Bruce Ross and Leland Smith, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marty Albertson	Chief Executive Officer and Chairman of the	May 11, 2005
Marty Albertson	Board (Principal Executive Officer)

/s/ Bruce Ross	Executive Vice President and Chief Financial	May 11, 2005
Bruce Ross	Officer (Principal Financial Officer)

/s/ David Robson	Vice President of Finance (Principal Accounting	May 11, 2005
David Robson	Officer)

/s/ George Jones	Director	May 11, 2005
George Jones

Signature	Title	Date

/s/ Larry Livingston	Director	May 11, 2005
Larry Livingston

/s/ George Mrkonic	Director	May 11, 2005
George Mrkonic

/s/ Kenneth Reiss	Director	May 11, 2005
Kenneth Reiss

/s/ Walter Rossi	Director	May 11, 2005
Walter Rossi

/s/ Peter Starrett	Director	May 11, 2005
Peter Starrett

Index to Exhibits

Exhibit Number	Description
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (included on the signature page of this Registration Statement).